Exhibit 10.1

Execution Version

July 20, 2020

Ladies and Gentlemen:

Teligent, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Purchasers named on Schedule A hereto (the “Purchasers”), acting severally and not jointly, the Company’s 9.5% Series C Senior Secured Convertible Notes due 2023 (the “Series C Convertible Notes”) in the aggregate principal amount of $12,960,000 (the “Initial Notes” and, together with the issuance of additional Series C Convertible Notes made pursuant to Put-Option Payment, Exchange Payment and Exit Payment in accordance with Section 2(b), the “Notes”), in the respective amounts set forth on Schedule A hereto, and on the terms and conditions set forth in this Note Purchase Agreement (this “Agreement”).

The Notes will be issued pursuant to the provisions of that certain Indenture, to be dated as of the date of the Closing (as defined below) (the “Indenture”), by and among the Company, the entities listed on the signature pages thereto as the initial “Subsidiary Guarantors” (the “Subsidiary Guarantors”) and Wilmington Trust, National Association, in its capacity as trustee (together with its successors and assigns, in such capacity, the “Trustee”) and in its capacity as collateral agent (together with its successors and assigns, in such capacity, the “Collateral Agent”). The payment of principal of, premium (including the Company’s obligations under Section 2(b)), and interest on the Notes will be fully and unconditionally guaranteed as set forth in the Indenture (the “Guarantee”), jointly and severally, by each of the Subsidiary Guarantors party hereto. Guarantees shall be provided pursuant to the Indenture by each of the Company’s Subsidiaries (defined below) that guarantees (a) the Company’s 7.0% Cash / 8.0% PIK Series B Senior Unsecured Convertible Notes due 2023 (the “Series B Convertible Notes”), and (b) each other existing or future domestic or foreign subsidiary of the Company that is required to guarantee the credit facilities (together, the “Senior Credit Facilities”) under (i) that certain First Lien Revolving Credit Agreement, dated as of December 13, 2018, by and among the Company, the subsidiaries of the Company from time to time party thereto as guarantors, the lenders from time to time party thereto and ACF FINCO I LP, as administrative agent and collateral agent (as amended, the “First Lien Credit Agreement”), and (ii) that certain Second Lien Credit Agreement, dated as of December 13, 2018, by and among the Company, the subsidiaries of the Company from time to time party thereto as guarantors, the lenders from time to time party thereto and Ares Capital Corporation, as administrative agent and collateral agent (as amended, the “Second Lien Credit Agreement”).

At the Closing, in addition to the Initial Notes, the Company will deliver to the Purchasers, on a pro rata basis and as set forth opposite each such Purchaser’s name on Schedule A hereto, an additional aggregate principal amount of Series C Convertible Notes equal to (i) 3.00% of the aggregate principal amount of Initial Notes sold hereunder, as more fully described in Section 2(b)(i) (the “Put-Option Payment”), plus (ii) 2.00% of the aggregate principal amount of Initial Notes sold hereunder, as more fully described in Section 2(b)(ii) (the “Exchange Payment”), plus (iii) 2.00% of the aggregate principal amount of Initial Notes sold hereunder, as more fully described in Section 2(b)(iii) (the “Exit Payment”), in each case as set forth in Schedule A to this Agreement and, in each case, in the form of increased principal amount of Notes delivered to each Purchaser as more fully described in Section 2(b). The aggregate principal amount of the Notes issued to each Purchaser after giving effect to the Put-Option Payment, the Exchange Payment and the Exit Payment shall be as set forth opposite such Purchaser’s name on Schedule A under the column “Aggregate Principal Amount of Notes to be Received.”

The Notes will be offered and sold solely by the Company directly to each Purchaser without registration of any of the Notes, whether required or permitted, under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws, pursuant to the exemption from registration set forth in Section 4(a)(2) of the Securities Act solely to purchasers that are “qualified institutional buyers” as such term is defined in Rule 144A of the Securities Act (“Rule 144A”).

Concurrently with the offer and sale of the Notes, the Company desires to exchange (the “Exchange”) (a) a portion of the Company’s outstanding 4.75% Convertible Senior Notes due 2023 (the “Series A Convertible Notes”) for additional Series C Convertible Notes pursuant to the terms of that certain Series A Exchange Agreement among the Company and the holders identified therein (the “Series A Exchange Agreement”), and (b) a portion of the Company’s outstanding Series B Convertible Notes for additional Series C Convertible Notes pursuant to the terms of that certain Series B Exchange Agreement among the Company and the holders identified therein (the “Series B Exchange Agreement” and, together with the Series A Exchange Agreement, the “Exchange Agreements”), in each case, in one or more transactions exempt from registration under the Securities Act and in accordance with the terms and conditions set forth in the applicable Exchange Agreement. At the Closing, the Company shall issue Series C Convertible Notes under the Exchange Agreements (the “Exchange Notes”) in the respective amounts, and to the respective parties, as set forth on Schedule B hereto.

This Agreement, the Exchange Agreements, the Indenture (including the Guarantees contained therein), the Security Agreements (as defined in the Indenture) and the Notes are collectively referred to herein as the “Operative Documents.”

1.            Representations and Warranties of the Company and the Subsidiary Guarantors. The Company and each Subsidiary Guarantor, jointly and severally, represent and warrant to, and agree with, the Purchasers, as of the date hereof and as of the Closing Date (as defined herein), that:

(a)            Exemption from Registration. None of the Company or any Subsidiary Guarantor, or any person acting on behalf of the Company or any Subsidiary Guarantor, has, directly or indirectly, made offers or sales of any security, solicited offers to buy any security or taken any other action, under circumstances that would require the registration under the Securities Act of the Notes. The offer, issuance, sale and delivery of the Notes in the manner contemplated by this Agreement will be exempt from the registration requirements of Section 5 of the Securities Act.

(b)            No General Solicitation. None of the Company or any Subsidiary Guarantor, or any person acting on behalf of the Company or any Subsidiary Guarantor, has engaged, directly or indirectly, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of any of the Notes.

(c)            Power and Authorization. The Company and each Subsidiary Guarantor has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate, limited partnership or limited liability company, as applicable, power and authority necessary to own, lease or hold their respective properties and to conduct the businesses in which they are engaged, except to the extent where the failure to have such qualification would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect (as defined herein). All of the issued and outstanding shares of Common Stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and, when issued, were free and clear of all liens, encumbrances or adverse claims (“Liens”). For purposes of this Agreement, a “Material Adverse Effect” means any event, occurrence, fact, condition or change, that, individually or in the aggregate, results, or would reasonably be likely to result, in a material adverse effect on the condition (financial or otherwise) or in the earnings, prospects, business, properties, surplus or results of operations of the Company and its Subsidiaries (as defined herein), taken as a whole; provided, however, that any event, occurrence, fact, condition or change arising out of or attributable to, directly or indirectly: (i) general economic or political conditions; (ii) conditions generally affecting the pharmaceuticals industry in the U.S. and Canada; (iii) changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; or (v) changes in applicable laws or accounting rules, including U.S. generally accepted accounting principles (“GAAP”), in each case, shall not be deemed, either alone or in combination, to constitute a Material Adverse Effect; provided, further, that, notwithstanding the immediately preceding proviso, any event, occurrence, fact, condition or change referred to in clauses (i) through (iii) and (v) immediately above shall only be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be likely to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other entities whose primary business is in the pharmaceuticals industry in the U.S. and Canada.

(d)            Organization and Qualification of the Company’s Subsidiaries. Each of the Company’s subsidiaries (for purposes of this Agreement, (i) any corporation more than 50% of whose voting stock having by the terms thereof power to elect a majority of the directors of such corporations at the time owned by the Company directly or indirectly and (ii) any partnership, association, joint venture or other entity in which the Company directly or indirectly has more than 50% voting equity interest at the time, in each case of clauses (i) and (ii) that provides or is required to provide a guarantee of the Company’s obligations in respect of the Notes (each, a “Subsidiary” and collectively, the “Subsidiaries”)) is a direct or indirect wholly-owned subsidiary of the Company. Each Subsidiary has been duly incorporated or organized, as the case may be, is validly existing as a corporation or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, has the power and authority (corporate or other) to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all Liens (other than Liens granted to secure the Senior Credit Facilities).

(e)             Operative Documents. The Company and each Subsidiary Guarantor, as applicable, has all the requisite corporate, limited partnership or limited liability company, as applicable, power and authority to execute, issue and perform its obligations under the Operative Documents. Each of the Operative Documents (other than the Notes, which are addressed pursuant to Section 2(f) below) has been duly authorized, executed and delivered by the Company and each Subsidiary Guarantor, as applicable), and constitutes a valid and binding obligation of the Company and each Subsidiary Guarantor (as applicable), enforceable against the Company and each Subsidiary Guarantor (as applicable), in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Enforceability Exceptions”). For purposes of this Section 1(e), “Operative Documents” shall include that certain Commitment Letter dated July 9, 2020, by and among the Company and certain holders of the Series B Convertible Notes (including Annex A thereto, the “Commitment Letter”).

(f)             Issuance of the Notes. The Notes to be issued by the Company to the Purchasers under this Agreement will be in the form contemplated by the Indenture, have been duly authorized by the Company for issuance pursuant to this Agreement and the Indenture, when issued will have been duly executed by the Company in accordance with the terms of the Indenture and, when authenticated in the manner provided for in the Indenture and delivered and paid for in accordance with the terms of this Agreement, will be validly issued and delivered and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by the Enforceability Exceptions. Upon the Company’s delivery of the Notes to each Purchaser hereunder, such Notes will be entitled to the benefits of the Indenture and shall be free and clear of all Liens created by the Company (other than any Permitted Lien (as defined in the Indenture)).

(g)            Validity of Underlying Common Stock. The shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), that are issuable upon conversion of the Notes in accordance with the terms and conditions of the Indenture have been duly and validly authorized and will be validly reserved for issuance by the Company and, when issued upon such conversion, will be duly and validly issued, will be fully paid and non-assessable and will not be subject to any preemptive or other similar rights. All of the outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and were issued in compliance with applicable securities laws. None of the outstanding shares of Common Stock is entitled or subject to any preemptive right, right of participation, right of maintenance, right of repurchase or forfeiture, subscription right or any similar right and none of the outstanding shares of Common Stock is subject to any right of first refusal. The description of the Common Stock conforms in all material respects to all statements relating thereto contained in the Company’s reports (collectively, “SEC Reports”) filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the Securities and Exchange Commission (the “Commission”).

(h)            Absence of Existing Defaults and Conflicts. None of the Company or its Subsidiaries (i) is in violation of its respective charter or by-laws (or any equivalent documents) or (ii) after giving effect to the Exchange and the transactions contemplated herein, will be in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject, except such defaults that would not, individually or in the aggregate, have a Material Adverse Effect.

(i)             Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The execution, delivery and performance of the Operative Documents, the issuance and sale of the Notes and the issuance and delivery of the Exchange Notes, compliance with the terms and provisions of the Operative Documents and the consummation of the transactions contemplated herein or therein and the use of the proceeds therefrom, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined herein) under, or result in the imposition of any Lien upon any property or assets of the Company, or its Subsidiaries pursuant to, (i) the charter or by-laws (or any equivalent documents) of the Company or its Subsidiaries, (ii) any statute, rule, regulation or order, applicable to the Company or its Subsidiaries, of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries (each, a “Governmental Entity”), or (iii) except with respect to any consents required under the Senior Credit Facilities, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their properties is bound, except for any such breach, violation, default or Lien described in clause (ii) or (iii) that would not reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption, or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries. For purposes of this Section 1(i), “Operative Documents” shall include the Commitment Letter.

(j)             No Material Adverse Effect in Business. Except as disclosed in the SEC Reports, and other than effects on the business related primarily to COVID-19, since March 31, 2020 through the date hereof, (i) there has been no Material Adverse Effect, nor any development or event which would result in a Material Adverse Effect, (ii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (iii) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its Subsidiaries.

(k)            Legal Proceeding. Except as described in the SEC Reports, there is no legal or governmental action, investigation or proceeding pending or, to the Company’s knowledge, threatened against the Company or its Subsidiaries (i) asserting the invalidity of any of the Operative Documents or the Commitment Letter; (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions provided for in the Operative Documents; or (iii) that would materially and adversely affect the ability of the Company to perform its obligations under, or the validity or enforceability (with respect to the Company) of, any of the Operative Documents.

(l)             Licenses and Permits. The Company and its Subsidiaries have all requisite power and authority, and all authorizations, approvals, orders, licenses in the various states in which they do business, certificates and permits of and from regulatory or governmental officials, bodies and tribunals that are necessary to own or lease their respective properties (collectively, “Permits”), in each case, that are material to the Company taken as a whole. The Company and its Subsidiaries, as applicable, are in compliance with the terms and conditions of all such Permits, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Permits are valid and in full force and effect, except where the invalidity of such Permits or the failure of such Permits to be in full force and effect would not result in a Material Adverse Effect, and the Company has not received any notice of proceedings by a Governmental Entity relating to the revocation or modification of any such Permits which, singly or in the aggregate, may reasonably be expected to result in a Material Adverse Effect.

(m)           Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims or defects, restrictions or encumbrances of any kind except such as (A) are described in the SEC Reports or (B) would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases of real property of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the SEC Reports, are in full force and effect, with such exceptions as do not materially interfere with the use made or proposed as of the date hereof to be made of such property by the Company and its subsidiaries.

(n)            Intellectual Property. The Company and its Subsidiaries own, license or otherwise have rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of their business as currently carried on and as proposed to be carried on, in each case, as described in the SEC Reports (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”). Except as specifically described in the SEC Reports, (i) no third parties have obtained rights to any such Intellectual Property from the Company, other than licenses granted in the ordinary course and rights that would not have a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company has, or any of its products, product candidates or services described in the SEC Reports that infringes, misappropriates or otherwise violates, or would infringe upon, misappropriate or otherwise violate, upon the commercialization of such products, product candidates or services described in the SEC Reports, any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (vi) to the Company’s knowledge, there is no patent or patent application that contains claims that cover or may cover any Intellectual Property described in the SEC Reports as being owned by or licensed to the Company, or that is necessary for the conduct of its business as currently conducted or contemplated, or that interferes with the issued or pending claims of any such Intellectual Property; (vii) to the Company’s knowledge, there is no prior art or public or commercial activity of which the Company is aware that may form a reasonable basis to render any patent held by the Company invalid or any patent application held by the Company unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (viii) the Company has not committed any act or omitted to undertake any act for which the effect of such commission or omission would reasonably be expected to render the Intellectual Property invalid or unenforceable, in whole or in part, except to the extent such invalidity or unenforceability would not reasonably be expected to have a Material Adverse Effect. To the Company’s knowledge, none of the technology employed by the Company has been obtained or is being used by the Company in violation of the rights of any person or third party. There are no outstanding options, licenses or agreements of a material nature relating to the Intellectual Property owned by the Company that are required to be described in the SEC Reports and are not described therein as so required.

(o)            Absence of Labor Disputes. No labor disputes with the employees of the Company or any of its Subsidiaries exist or, to the knowledge of the Company, are imminent that would, individually or in the aggregate, result in a Material Adverse Effect.

(p)            Accounting Controls and Disclosure Controls. The Company maintains internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act and the rules and regulations of the Commission promulgated thereunder) in compliance with the requirements of the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language contained or incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the SEC Reports, since March 31, 2020, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the SEC Reports, the Company and each of its Subsidiaries maintain a system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act and the rules and regulations of the Commission promulgated thereunder) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure. As disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as of March 31, 2020, the Company’s management, with participation of the Company’s Chief Executive Officer and Chief Financial Officer, carried out evaluations of the design and operation of the Company’s disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act, and based upon that evaluation, the Company’s Chief Executive Officer and Chief Financial Officer concluded that, as of March 31, 2020, the design and operation of the Company’s disclosure controls and procedures were not effective to accomplish their objectives at the reasonable assurance level.

(q)            Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, in each case, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(r)             Financial Statements. The audited financial statements of the Company as of and for the period ended December 31, 2019 (together with the related schedules and notes thereto, the “Audited Financial Statements”) contained in the Company’s Form 10-K for the period ended December 31, 2019 have been prepared, and fairly present, in all material respects, the assets, liabilities, equity, financial condition, results of operations and cash flows of the Company at the respective dates and for the respective periods (as the case may be) indicated, in accordance with GAAP consistently applied throughout such period (except as specified therein). The unaudited interim financial statements of the Company as of and for the period ended March 31, 2020 (“Interim Financial Statements” and, together with the Audited Financial Statements, the “Financial Statements”) contained in the Company’s Form 10-Q for the period ended March 31, 2020 have been prepared in conformity with GAAP and present fairly in all material respects the information required to be stated therein. Since the respective dates of the Financial Statements contained in the Company’s SEC Reports, there has been no change which could, or any development that would, reasonably be expected to (i) have a Material Adverse Effect, (ii) adversely affect the issuance or validity of the Notes or (iii) adversely affect the consummation of any of the transactions contemplated by any of the Operative Documents.

(s)            No Undisclosed Liabilities. The Company and each Subsidiary Guarantor do not have any material liabilities, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, and due or to become due, including any liability for taxes (and there is no past or present fact, situation, circumstance, condition or other basis for any present or future action, suit, proceeding, hearing, charge, complaint, claim or demand against the Company giving rise to any such liability), except (i) for liabilities set forth in the Financial Statements; and (ii) normal fluctuation in the amount of the liabilities referred to in clause (i) above occurring in the ordinary course of business of the Company and each Subsidiary Guarantor since the date of the most recent balance sheet included in the Financial Statements.

(t)             Payment of Taxes. All U.S. federal income tax returns of the Company and its Subsidiaries required by applicable law to be filed have been filed and all material taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and the Company and its Subsidiaries have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, (i) as are being contested in good faith and as to which adequate reserves have been established by the Company or (ii) where the failure to pay such taxes would not result in a Material Adverse Effect.

(u)            Foreign Corrupt Practices Act. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, or affiliate acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA. The Company and its Subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(v)           Anti-Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(w)           OFAC. None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its Subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”). Except as permitted by U.S. and other applicable law, the Company is not located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma, Cuba, Iran, North Korea, Sudan and Syria); and the Company will not directly or indirectly use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(x)            Cybersecurity. Except as disclosed in the SEC Reports, (A) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company or its Subsidiaries information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries), equipment or technology (collectively, “IT Systems and Data”) that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (B) neither the Company nor its Subsidiaries have been notified in writing of, and, to the Company’s knowledge, there is no presently existing event or condition that would result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and (C) the Company and its Subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards reasonably designed to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data as required by applicable law. The Company and its Subsidiaries are presently in compliance in all material respects with all applicable laws or statutes and all applicable judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and applicable contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except for such noncompliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(y)           No Finder’s Fee. Except as previously disclosed to the Purchasers, neither the Company nor any Subsidiary Guarantor has paid, or is a party to any contract or agreement to pay, to any person or entity any compensation for soliciting another to purchase any of the Notes and there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company for a commission, finder’s fee or other like payment in connection with the offering of the Notes.

(z)            No Integration. None of the Company or any Subsidiary Guarantor, or any other person acting on its or their behalf, has, directly or indirectly, solicited any offer to buy, sold or offered to sell any security which is or would be integrated with the sale of the Notes in a manner that would require the offer and sale of the Notes to be registered under the Securities Act.

(aa)          Investment Company Act. Neither the Company nor any Subsidiary is, and, immediately after giving effect to the offering and sale of the Notes and the application of the proceeds thereof and the consummation of the transactions described in this Agreement, will be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission promulgated thereunder.

(bb)         Absence of Further Requirements. No consent, approval, authorization, or order of, or filing or registration with, any Governmental Entity is required for the consummation of the transactions contemplated by the Operative Documents in connection with the offering, issuance and sale of the Notes and the concurrent issuance and delivery of the Exchange Notes to be offered by the Company in connection with the Exchange, other than (i) the filing of a notice of listing of additional shares and related materials with the Nasdaq Stock Market LLC and (ii) any filings under the Exchange Act, which have been or will be made when and how required.

(cc)          Independent Accountants. Deloitte & Touche LLP, who has audited the Company’s Audited Financial Statements included in the SEC Reports, are registered independent public accountants as required by the Securities Act and the rules and regulations promulgated thereunder and by the rules of the Public Company Accounting Oversight Board.

(dd)         Compliance with Law. Except as disclosed in the SEC Reports, none of the Company nor its Subsidiaries have been advised in writing that the Company and its Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they are conducting business, including, without limitation, all applicable local, state and federal laws and regulations, except, in each case, where failure to be so in compliance, individually or in the aggregate, would not result in a Material Adverse Effect. Except as disclosed in the SEC Reports, the Company is, and since January 1, 2018 has been, in compliance in all material respects with the Federal Food, Drug & Cosmetics Act, and the applicable regulations administered thereunder by the Food and Drug Administration (“FDA”), the Public Health Service Act and any other similar applicable law administered by the FDA or other comparable Governmental Entity responsible for regulation of the development, clinical testing, manufacturing, sale, marketing, distribution and importation or exportation of drug and biopharmaceutical products of similar nature to those developed by the Company (each, a “Drug Regulatory Agency”), except, in each case, for any noncompliance, either individually or in the aggregate, which would not result in a Material Adverse Effect. Except as disclosed in the SEC Reports, no investigation, claim, suit, proceeding, audit or other action by any Governmental Entity is pending or, to the Company’s knowledge, threatened against the Company. There is no agreement, judgment, injunction, order or decree binding upon the Company which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company, any acquisition of material property by the Company or the conduct of business by the Company in any material respect as currently conducted, (ii) is reasonably likely to have an adverse effect on the Company’s ability to comply with or perform any covenant or obligation under any Operative Document or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering in any material respect with the offer and sale of the Notes. Except as disclosed in the SEC Reports, there are no proceedings pending or, to the Company’s knowledge, threatened with respect to an alleged material violation by the Company of the Federal Food, Drug & Cosmetics Act and the FDA regulations adopted thereunder, the Public Health Service Act or any other similar law administered or promulgated by any Drug Regulatory Agency. All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Company, or in which the Company or its current products or product candidates have participated, were and, if still pending, are being, conducted in all material respects in accordance with applicable standard medical and scientific research procedures and in compliance in all material respects with the applicable regulations of any applicable Drug Regulatory Agency and other applicable law. The Company and its Subsidiaries hold all required governmental authorizations issuable by any Drug Regulatory Agency necessary for the conduct of the business of the Company as currently conducted, and development, clinical testing, manufacturing, marketing, distribution and importation or exportation, as currently conducted, of any of its products or product candidates.

(ee)          Related Party Transactions. There are no relationships between or among the Company, on the one hand, and its affiliates, officers or directors on the other hand, or between any Subsidiary, on the one hand, and its affiliates, officers or directors on the other hand, that are required to be described under applicable securities laws in the SEC Reports, that is not so described in such filings.

(ff)           Off-Balance Sheet Arrangements. There is no transaction, arrangement or other relationship between the Company or any Subsidiary and an unconsolidated or other off-balance sheet entity that (i) is required to have been described under applicable securities laws in the SEC Reports that is not so disclosed or (ii) otherwise would be reasonably likely to result in a Material Adverse Effect. There are no such transactions, arrangements or other relationships with the Company or any Subsidiary that may create material contingencies or liabilities that have not been otherwise disclosed by the Company in the SEC Reports as required by applicable law.

(gg)         Compliance with Environmental Laws. There has been no storage, disposal, generation, manufacture, transportation, handling or treatment of toxic wastes, hazardous wastes or hazardous substances by the Company or any Subsidiary (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any Subsidiary, in each case, (i) in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or (ii) that would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except, in each of the cases of the foregoing clauses (i) and (ii), where such violation or remedial action would not, individually or in the aggregate, have a Material Adverse Effect. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind into such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any Subsidiary which, in each case, would reasonably be expected to have a Material Adverse Effect.

(hh)         Nasdaq Listings. The shares of Common Stock are listed on the Nasdaq Capital Market. Except as described in the SEC Reports, (i) the Company has not received any delisting notice relating to the shares of Common Stock listed on the Nasdaq Capital Market and (ii) the Company is in compliance with the applicable current listing and governance rules and requirements of the Nasdaq Capital Market.

(ii)            Guarantors. The Subsidiary Guarantors are each of the Company’s Subsidiaries that from time to time are required to guarantee the Senior Credit Facilities.

2.             Purchase, Sale and Delivery of the Notes.

(a)          The Notes. Upon the basis of the representations, warranties and agreements set forth herein, and subject to the terms and conditions hereof, the Company agrees to issue and sell to the Purchasers, severally and not jointly, all of the Notes, and the Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Initial Notes set forth opposite their names on Schedule A under the column “Principal Amount of Initial Notes to be Purchased,” for a purchase price (the “Purchase Price”) of $12,000,000, payable at the Closing.

(b)            Additional Consideration. Pursuant to the Commitment Letter, and in consideration of the agreement by the Purchasers to severally subscribe and pay for the Notes and consummate the transactions contemplated by the Operative Documents, the Company acknowledges and agrees it shall pay to each Purchaser, as additional consideration, the following:

(i)            Put-Option. As additional consideration to the Purchasers for the Company’s right to cause each Purchaser to purchase the Notes and thereby fund its existing commitment to do so, each Purchaser shall grant to the Company a fully vested put-option (the “Put-Option”). Following the exercise by the Company of the Put-Option (which option, for the avoidance of doubt, shall be deemed to be automatically exercised by the Company at the Closing), the Company will deliver to the Purchasers at the Closing the Put-Option Payment in the form of an increase in the aggregate principal amount of Series C Convertible Notes delivered to each Purchaser equal to 3.0% of the Purchase Price of such Series C Convertible Notes. The principal amount of Series C Convertible Notes issued to each Purchaser as the Put-Option Payment shall be as set forth opposite such Purchaser’s name on Schedule A under the column “Principal Amount of Series C Convertible Notes to be Received as Put-Option Payment.”

(ii)           Exchange Payment. As additional consideration to the Purchasers for the exchange of their existing Series B Convertible Notes pursuant to the Series B Exchange Agreement, the Purchasers shall be entitled to the Exchange Payment. The Exchange Payment shall be earned as of the Closing Date, and the Company will deliver to the Purchasers at the Closing the Exchange Payment in the form of an increase in the aggregate principal amount of Series C Convertible Notes delivered to each Purchaser equal to 2.0% of the Purchase Price of such Series C Convertible Notes. The principal amount of Series C Convertible Notes issued to each Purchaser as the Exchange Payment shall be as set forth opposite such Purchaser’s name on Schedule A under the column “Principal Amount of Series C Convertible Notes to be Received as Exchange Payment.” The Company and the Purchasers agree (i) to treat the Exchange Payment as an increase to the yield of the Series C Convertible Notes purchased pursuant to this Agreement, taxable as original interest discount in accordance with the applicable rules under the Internal Revenue Code of 1986 (as amended from time to time) (the “Code”) and the U.S. Treasury Regulations thereunder and (ii) that no U.S. federal, state or local withholding tax should be withheld or deducted on account of the Exchange Payment.

(iii)          Exit Payment. As additional consideration to the Purchasers, the Purchasers shall be entitled to the Exit Payment. The Exit Payment shall be earned as of the Closing Date, and the Company will deliver to the Purchasers at the Closing the Exit Payment in the form of an increase in the aggregate principal amount of Series C Convertible Notes delivered to each Purchaser equal to 2.0% of the Purchase Price of such Series C Convertible Notes. The principal amount of Series C Convertible Notes issued to each Purchaser as the Exit Payment shall be as set forth opposite such Purchaser’s name on Schedule A under the column “Principal Amount of Series C Convertible Notes to be Received as Exit Payment.” The Company and the Purchasers agree (i) to treat the Exit Payment as an increase to the yield of the Series C Convertible Notes purchased pursuant to this Agreement, taxable as original interest discount in accordance with the applicable rules under the Code and the U.S. Treasury Regulations thereunder and (ii) that no U.S. federal, state or local withholding tax should be withheld or deducted on account of the Exit Payment.

(c)            The Closing. The closing of the purchase and sale of the Notes (the “Closing”) shall occur remotely by exchange of documents and signatures (or their electronic counterparts) on the date of this Agreement, or on such later date as the parties hereto shall agree in writing, but not prior to the date that the conditions for Closing set forth in Section 3 (other than with respect to the actual issuance and delivery of the Notes) have been satisfied or waived by the appropriate party (the date of such Closing being herein called the “Closing Date”).

(d)            Delivery of the Notes. On the Closing Date, the Purchasers shall pay, in immediately available funds, the full amount of the Purchase Price, by wire transfer to the Company to an account specified in writing or electronically by the Company, and on the Closing Date, each Purchaser shall instruct its custodian to post a DWAC request for free receipt to the Trustee for such Purchaser’s aggregate principal amount of Notes (CUSIP 87960W AF1), which request shall be made through the facilities of The Depository Trust Company (“DTC”). The name(s) in which the book-entry Notes are to be registered are set forth in each Purchaser’s “Purchaser Questionnaire” attached as Annex A hereto, which annex shall be completed by each Purchaser and submitted to the Company, on or prior to the Closing Date. The parties shall observe the closing mechanics specified in this Section 2(d) and the instructions provided in the “Summary Instruction Sheet for Purchaser” set forth in Annex B hereto.

(i)           On the Closing Date, each Purchaser will pay the Purchase Price for the Notes being purchased by such Purchaser hereunder (as set forth on Schedule A hereto) to the Company.

(ii)           The receipt of funds by the Company from each Purchaser shall be deemed to be an acknowledgement by each Purchaser to the Company that the conditions to the Closing have been satisfied.

(iii)          [Reserved.]

(iv)         Immediately following the Company’s receipt of such funds, the Notes purchased by each Purchaser (as specified on Schedule A hereto) will be issued by the Company and delivered pursuant to this Section 2(d).

(v)           The Notes will be represented by one or more global notes as provided in the Indenture, and will be issued in minimum denominations of $100,000 principal amount and integral multiples of $1,000 thereafter. The Notes shall bear an appropriate restrictive legend referring to the fact that the Notes were sold in reliance upon the exemption from registration under the Securities Act provided by Section 4(a)(2) thereof and are eligible for resale pursuant to Rule 144A.

3.             Conditions to the Purchaser’s Obligation. The obligation of the Purchasers to purchase and pay for the Notes on the Closing Date is subject to the following conditions:

(a)            Representations and Warranties. The representations and warranties of the Company and each Subsidiary Guarantor contained in this Agreement shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation or warranty shall be true and correct in all respects) on and as of the date of this Agreement and on and as of the Closing Date as if made on and as of the Closing Date; the statements of the Company’s officers made pursuant to any certificate delivered in accordance with the provisions hereof shall be true and correct in all material respects (except to the extent any such statement is qualified by materiality or reference to Material Adverse Effect, in which case, such statement shall be true and correct in all respects) on and as of the date made and on and as of the Closing Date; the Company and each Subsidiary Guarantor shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(b)           The Series A Exchange Agreement. The Company and the applicable holders of the Series A Convertible Notes shall have executed the Series A Exchange Agreement, in a form reasonably satisfactory to the Purchasers and substantially in the form attached hereto as Exhibit A, and the Purchasers shall have received an executed copy thereof.

(c)            The Series B Exchange Agreement. The Company and the applicable holders of the Series B Convertible Notes shall have executed the Series B Exchange Agreement, in a form reasonably satisfactory to the Purchasers and substantially in the form attached hereto as Exhibit B, and the parties to the Series B Exchange Agreement shall have received an executed copy thereof.

(d)            Indenture. The Company and the Subsidiary Guarantors shall have executed and delivered the Indenture, in a form reasonably satisfactory to the Company and the Purchasers and substantially in the form attached hereto as Exhibit C, and the Purchasers shall have received an executed copy thereof.

(e)            First Lien Credit Agreement Amendment. The First Lien Credit Agreement shall be amended (the “First Lien Credit Agreement Amendment”) to reflect the terms of the Commitment Letter, and in a form reasonably satisfactory to Purchasers and substantially in the form attached hereto as Exhibit D, and such First Lien Credit Agreement Amendment shall have been executed by the applicable parties and delivered to the Purchasers on or before the Closing Date.

(f)            Second Lien Credit Agreement Amendment. The Second Lien Credit Agreement shall be amended (the “Second Lien Credit Agreement Amendment”) to reflect the terms of the Commitment Letter, and in a form reasonably satisfactory to the Purchasers and substantially in the form attached hereto as Exhibit E, and such Second Lien Credit Agreement Amendment shall have been executed by the applicable parties and delivered to the Purchasers on or before the Closing Date.

(g)            Subordination Agreement. The Company shall have executed the Subordination Agreement, in a form reasonably satisfactory to the Purchasers and substantially in the form attached hereto as Exhibit F, and the Purchasers shall have received an executed copy thereof.

(h)           Security Agreements. The Company shall have executed the Security Agreements, each in a form reasonably satisfactory to the Purchasers and substantially in the forms attached hereto as Exhibit G-1 and Exhibit G-2, and the Purchasers shall have received executed copies thereof.

(i)             Perfection Certificate. The Company and the Subsidiary Guarantors shall have executed and delivered a perfection certificate dated as of the Closing Date (the “Perfection Certificate”) in form and substance reasonably satisfactory to Purchasers and substantially in the form attached hereto as Exhibit H.

(j)             Officer’s Certificate. The Purchasers shall have received on the Closing Date an officer’s certificate, in a form reasonably satisfactory to the Purchasers and substantially in the form attached hereto as Exhibit I, dated the Closing Date and signed by an executive officer of the Company, solely in his or her capacity as such, to the effect set forth in Section 3(a) hereof and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation or warranty shall be true and correct in all respects) as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(k)            Solvency Certificate. The Purchasers shall have received on the Closing Date a solvency certificate, in a form reasonably satisfactory to the Purchasers and substantially in the form attached hereto as Exhibit J, dated the Closing Date and signed by the chief financial officer or other officer with equivalent duties of the Company, as to the solvency of the Company and its Subsidiaries, on a consolidated basis, after giving effect to the transactions contemplated under this Agreement.

(l)             Opinion of Counsel for the Company. The Purchasers shall have received on the Closing Date an opinion letter of counsel of the Company, dated the Closing Date, in substantially the form attached hereto as Schedule 1. Such opinion shall be rendered to the Purchaser at the request of the Company and shall so state therein.

(m)           Notes. The Notes shall be eligible for clearance and settlement through DTC. The sale of the Notes shall not be enjoined (temporarily or permanently) on the Closing Date.

(n)            Nasdaq Approval. The Common Stock issuable upon conversion of the Notes shall have been approved for listing subject to notice of issuance on the Nasdaq Capital Market.

(o)            Payment of Expenses. The Company shall have paid the expenses as required by Section 5(l) hereof.

(p)            No Proceedings. There shall not exist any action, suit, investigation, litigation or proceeding pending or (to the knowledge of the Company) threatened in or before any Governmental Entity or any order, injunction or decree of any Governmental Entity, on the Closing Date, that, either separately or in the aggregate, would reasonably be expected to have a Material Adverse Effect on the Company or its Subsidiaries or affect the issuance, sale or payment of the Notes.

4.             Conditions of the Obligations of the Company and the Subsidiary Guarantors. The obligations of the Company and each Subsidiary Guarantor to issue and sell the Notes and to execute and deliver the Operative Documents as provided herein at the Closing shall be subject to the following conditions: (i) the representations and warranties of the Purchasers contained in this Agreement shall be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or reference to Material Adverse Effect, in which case, such representation or warranty shall be true and correct in all respects) on and as of the date of this Agreement and on and as of the Closing Date as if made on and as of the Closing Date; and (ii) each Purchaser shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

5.             Covenants of the Company and each Subsidiary Guarantor. The Company and each Subsidiary Guarantor, jointly and severally, covenants to each Purchaser, as follows:

(a)            Neither the Company, the Subsidiary Guarantor, nor any “affiliate” (as defined in Rule 144 (“Affiliate”)) will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) that could be integrated with the sale of the Notes in a manner that would require the registration under the Securities Act of the Notes.

(b)           Not to solicit any offer to buy or offer or sell the Notes by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act.

(c)            While any of the Notes remain “restricted securities” as defined in Rule 144, to make available, upon request, to any seller of such Notes the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

(d)           During the period of one year after the Closing Date the Company and the Subsidiaries Guarantors will not, and will not permit any of their Affiliates to, resell any of the Notes which constitute “restricted securities” under Rule 144 that have been reacquired by any of them.

(e)            The Company shall use the proceeds from the sale of the Notes solely for working capital and general corporate purposes of the Company and its Subsidiaries.

(f)            For so long as the Notes remain outstanding, to provide to the Purchasers, within fifteen (15) days of the applicable time periods specified in the relevant forms: (A) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms (but without any requirement to provide separate financial statements of any subsidiary of the Company), including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s independent registered public accounting firm; and (B) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports; provided, however, that to the extent such reports described in clauses (A) or (B) are filed with the Commission and publicly available, such reports shall have been deemed to have been provided to the Purchaser in satisfaction of this Section 5(f);

(g)           Upon the occurrence and during the continuance of (i) a Default or (ii) an Event of Default (as both such terms are defined in the Indenture), the Company and each Subsidiary shall make available to the Purchaser, at the Company’s relevant facilities during normal business hours, upon reasonable written notice by the Purchaser, its books and records and the books and records of any of its Subsidiaries.

(h)           The Company shall use its commercially reasonable efforts, within seventy-five (75) days following the Closing Date, to establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders (the “Company Stockholders Meeting”) solely for the purpose of obtaining the requisite shareholder approval to issue to any holder or group of related holders of the Notes shares of Common Stock under the Notes exceeding the greater of (i) 19.99% of the number of shares of Common Stock outstanding, including upon the conversion of the Notes and upon payment of PIK interest thereon and (ii) the number of shares of Common Stock then held by the largest holder of Common Stock (“Shareholder Approval”); provided, that such Company Stockholders Meeting shall in no event be later than October 31, 2020. The Company will take all reasonable action necessary to secure the Shareholder Approval, including engaging a nationally recognized proxy solicitor reasonably acceptable to the Purchasers.

(i)             The Company will reserve and keep available that maximum number of its authorized but unissued shares of Common Stock which are issuable upon conversion of the Notes outstanding from time to time pursuant to the terms of the Indenture.

(j)             For a period of thirty (30) days after the Closing Date, the Company shall not, without the prior written consent of the holders of a majority of the aggregate principal amount of the Initial Notes purchased hereby, issue or enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities that would entitle the holder thereof to acquire at any time shares of Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock; provided, however, that such prohibition shall not apply to any Exempt Issuance (as such term is defined in the Indenture).

(k)            For a period of ninety (90) days after the Closing Date, the Company shall not affect or enter into any agreement to effect any Variable Rate Transaction (as such term is defined in the Indenture).

(l)             Whether or not the transactions contemplated by this Agreement are consummated, each of the Company and the Subsidiary Guarantors agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Notes to the Purchasers, (iii) all fees and expenses of the Company’s and the Subsidiarity Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) the reasonable fees and expenses of the Trustee, including the documented and reasonable fees and disbursements of counsel for the Trustee in connection with the Indenture, the Security Documents and the Notes, (v) all costs and expenses in connection with the Security Documents and with respect to the creation, documentation and perfection of the security interests in the Collateral, and (vi) all reasonable and documented fees and expenses of the Purchasers (including, but not limited to, due diligence expenses and fees and disbursements of two law firms (one being special regulatory counsel)), in each case, incurred in connection with the transactions contemplated herein and any related documentation.

(m)         Board Observer.

(i)            Until such time as neither (x) the client funds or accounts (such funds and accounts, collectively, the “Nantahala Accounts”) under the management of Nantahala Capital Management, LLC (“Nantahala”), nor (y) the client funds or accounts (such funds and accounts, collectively, the “Silverback Accounts” and, together with the Nantahala Accounts, the “Accounts”) under the management of Silverback Asset Management, LLC (“Silverback” and, together with Nantahala, the “Managers”) beneficially own at least thirty-five percent (35%) of the aggregate principal amount of the Series C Convertible Notes issued to such Accounts on the Closing Date (including, without limitation, Series C Convertible Notes issued under the Exchange Agreements), the Accounts shall be entitled to have one individual (the “Board Observer”) present (whether in person or by telephone) at all physical and telephonic meetings of the Company’s Board of Directors. The Board Observer shall not be entitled to vote at such meetings. The Board Observer may be excluded from certain confidential “closed sessions” of the Company’s Board of Directors to the extent (x) attendance thereat would jeopardize the attorney client privilege of the Company or any of its Subsidiaries or would reasonably be expected to breach any confidentiality provisions binding the Company or any of its Subsidiaries or (y) any information to be discussed at such meeting would relate to any of the Company’s or its Subsidiaries’ strategy, negotiating positions or similar matters directly relating to any of the holders of Convertible Notes or directly relating to any refinancing or replacement of the Convertible Notes. Each Manager, on behalf of their respective Accounts, has the right to notify the Company in writing of the identity of the Board Observer (subject to the prior written consent of the other Manager which shall have been delivered to the Company). The Board Observer may be changed by either Manager, on behalf of their respective Accounts, upon notice thereof to the Company (and subject to the prior written consent of the other Manager which shall have been delivered to the Company).

(ii)           Subject to the terms of the Manager Confidentiality Agreements (as defined herein), the Company shall send to the Manager at the same time such materials are distributed by or to the members of the Company’s Board of Directors, all of the notices, information and other materials that are distributed to the members of the Company’s Board of Directors with respect to the meetings of the Company’s Board of Directors, including, without limitation, copies of the minutes of all meetings of the Company’s Board of Directors (such notices, information and other materials, the “Board Materials”), but excluding any Board Materials to the extent that the Company’s Board of Directors determines that (x) delivery or receipt thereof by the Board Observer or any Manager would jeopardize the attorney client privilege of the Company or any of its Subsidiaries or would reasonably be expected to breach confidentiality provisions binding the Company or any of its Subsidiaries or (y) any information disclosed in such materials directly relates to any of the holders of Convertible Notes or directly relates to any refinancing or replacement of the Convertible Notes. Any material provided to stockholders of the Company in connection with any meetings of stockholders shall also be provided to the Managers. Upon the written request of any of the Managers, the Company shall refrain from sending such notices, information and other materials to such Manager for so long as such Manager shall request.

(iii)           If the Company proposes to take any action by written consent in lieu of a meeting of the Company’s Board of Directors, the Company shall give notice thereof to the Board Observer at the same time and in the same manner as notice is given to the members of the Company’s Board of Directors, provided that the Company shall not be required to deliver such notice or otherwise disclose any information to the Board Observer pursuant to this Section 5(m)(iii) to the extent that the Company’s Board of Directors determines that (x) delivery or receipt thereof by the Board Observer or any Manager would jeopardize the attorney client privilege of the Company or any of its Subsidiaries or would reasonably be expected to breach confidentiality provisions binding the Company or any of its Subsidiaries or (y) any information disclosed in such materials directly relates to any of the holders of Series C Convertible Notes or directly relates to any refinancing or replacement of the Series C Convertible Notes.

(iv)          Promptly upon receipt of a written demand (including documentation supporting such demand) from either or both of the Managers, the Company shall reimburse such Manager for the reasonable documented out-of-pocket expenses of the Board Observer incurred in connection with the attendance at such meetings of the Company’s Board of Directors on a basis consistent with its reimbursement policies for the Company’s Board of Directors; provided, that the Company shall not be required to reimburse any Manager for any expenses of the Board Observer pursuant to this Section 5(m)(iv) to the extent the Company has previously reimbursed such other Manager for the same expenses of the Board Observer pursuant to this Section 5(m)(iv).

(v)           The rights of the Managers to designate the Board Observer, and the rights of any Board Observer to attend any meetings of the Company’s Board of Directors or receive any materials, in each case, pursuant to this Section 5(m), shall be expressly conditioned upon the execution, delivery and continued effectiveness of (x) a confidentiality and non-disclosure agreement among the Company, Nantahala (on behalf of the Nantahala Accounts) and the Board Observer (the “Nantahala Confidentiality Agreement”), and (y) a confidentiality and non-disclosure agreement among the Company, Silverback (on behalf of the Silverback Accounts) and the Board Observer (the “Silverback Confidentiality Agreement” and, together with the Nantahala Confidentiality Agreement, the “Manager Confidentiality Agreement”), in each case, in form and substance reasonably satisfactory to the Company, the Board Observer and the respective Manager (on behalf of their respective Accounts).

(n)           The obligations of the Company and any Subsidiary Guarantor, as applicable, under this Section 5 shall survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

6.            Representations and Warranties of the Purchasers. Each of the Purchasers hereby severally represents, warrants and covenants, to the Company and each Guarantor that, as of the date hereof:

(a)            Each Purchaser is a corporation, limited liability company or partnership (and where such partnership is not a separate legal entity from the partners thereof, the general or managing partner thereof), duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation.

(b)               This Agreement has been duly authorized, executed and delivered by each Purchaser and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each Purchaser enforceable against such Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

(c)               Each Purchaser is acquiring the Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds of which it is trustee, in each case, for investment purposes only and not with a view to distribution thereof, in whole or in part. If the Notes are acquired for the account of one or more pension or trust funds, each Purchaser represents that it is acting as sole trustee and has sole investment discretion with respect to its acquisition of the Notes and that the determination and decision on its behalf to acquire the Notes for such pension or trust funds is being made by the same individual or group of individuals who customarily pass on such investments, provided that for a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Notes pursuant to this Agreement. Each Purchaser understands that the Notes have not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein.

(d)               Each Purchaser acknowledges and agrees that (i) the Company is not acting as a fiduciary or financial or investment adviser to such Purchaser; (ii) the Company and its officers, directors, employees, agents and representatives do not make, have not made nor shall be deemed to have made any representation or warranty to such Purchaser, express or implied, at law or in equity, with respect to projections, estimates, forecasts or plans, except, with respect to the Company, as expressly set forth herein; (iii) such Purchaser has consulted with such Purchaser’s own legal, regulatory, tax, business, investment, actuarial, financial and accounting advisers to the extent the Purchaser has deemed necessary, and each Purchaser has made such Purchaser’s own decisions with respect to entering into this Agreement based upon such Purchaser’s own judgment and upon any advice from such advisers such Purchaser has deemed necessary; and (iv) such Purchaser is a sophisticated investor familiar with transactions similar to those contemplated by this Agreement and has such knowledge and experience in financial and business affairs that such Purchaser is capable of evaluating the merits and risks of purchasing, and other considerations relating to, the Notes to be purchased by the Purchasers pursuant to this Agreement. No Purchaser is relying on the Company or any of its affiliates, officers, directors, shareholders, employees, counsel, agents or representatives for legal or tax advice. Each Purchaser understands that no U.S. or non-U.S. federal or state agency has recommended or endorsed the purchase of Notes or made any determination or finding as to the fairness of the provisions of this Agreement.

(e)               Each Purchaser understands that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Notes in the United States or any offer of the Notes to the public in any Member State of the European Economic Area, or possession or distribution of any offering or publicity material relating to the Notes, in any other country or jurisdiction where action for that purpose is required.

(f)                Each Purchaser understands that the Notes have not been registered under the Securities Act and may not be transferred except in accordance with Rule 144A or pursuant to another exemption from the registration requirements of the Securities Act.

(g)               Each Purchaser represents that it is a “qualified institutional buyer” as such term is defined in Rule 144A. All information set forth on the Purchaser’s signature page hereto and Annex A hereto is true, accurate and complete in all respects.

(h)               Each Purchaser agrees to purchase the Notes for its own account (or accounts managed by it) without a view to distribution thereof within the meaning of the Securities Act and agrees not to reoffer or resell the Notes except pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement thereunder and in any case in compliance to the satisfaction of the Company with all applicable U.S. state securities or “Blue Sky” laws.

(i)                 Each Purchaser acknowledges that it (i) has had the opportunity to review the Company’s SEC Reports, (ii) has been provided an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Notes with the Company’s management, and (iii) has obtained any and all additional information requested by such Purchaser, its representatives and agents of the Company and its representatives to verify the accuracy of all information furnished to such Purchaser regarding the offering of the Notes. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 1 of this Agreement or the right of each Purchaser to rely thereon.

(j)                 Each Purchaser acknowledges that it has not relied upon any person, other than the Company, in connection with its decision to purchase the aggregate principal amount of Notes set forth on the signature page to this Agreement.

(k)               Neither the Purchasers nor any of their subsidiaries (collectively, the “Purchaser Entities”) or, to the knowledge of any Purchaser or any director, officer, employee, agent, affiliate or representative of the Purchaser Entity, is a person that is, or is owned or controlled by a person that is:

(A)            the subject of any Sanctions, nor

(B)             located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma, Cuba, Iran, North Korea, Sudan and Syria).

(l)                 There is no action, suit, proceeding or investigation pending or, to the knowledge of the Purchasers, threatened against the Purchasers, which is reasonably likely to materially adversely affect the ability of the Purchasers to perform its obligations hereunder.

7.             Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. The respective agreements, representations, warranties and other statements of the Company and the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser, the Company or any of their respective officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Notes sold hereunder and any termination of this Agreement.

8.             Entire Agreement. This Agreement, the Indenture, the Notes and the Security Agreements represent the entire agreement between the Company and the Purchasers with respect to the purchase and sale of the Notes. There are no oral agreements among the parties hereto. No modification, amendment or waiver of any of the terms of this Agreement, nor any consent to any departure by the Company therefrom, will be effective unless made in a writing signed by the party to be charged, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

9.             Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

10.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any other subsequent purchaser of the Notes from the Purchasers. This Agreement may not be transferred or assigned without the prior written consent of the other parties hereto.

11.           Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

12.           Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

13.           Notices. All notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed given or delivered: (i) when delivered personally; (ii) one business day following deposit with a recognized overnight courier service, provided such deposit occurs before the deadline imposed by that service for overnight delivery or (iii) when transmitted, if sent by electronic mail, provided confirmation of receipt is received by sender and the notice is sent by an additional method provided under this Agreement, in each case to the parties hereto as follows:

If to a Purchaser, to the address set forth on such Purchaser’s signature page to this Agreement, with a copy (which shall not constitute notice) to:

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
Attention:	Brett Lawrence and Joanne Lau
Email:	blawrence@stroock.com
jlau@stroock.com

If to the Company or a Subsidiary Guarantor:

Teligent, Inc.

105 Lincoln Avenue, PO Box 687

Buena, New Jersey 08310

Attention: Timothy B. Sawyer, President and Chief Executive Officer

Email: tsawyer@teligent.com

with a copy (which shall not constitute notice) to:

K&L Gates LLP

599 Lexington Avenue

New York, New York 10022

Attention: Whitney J. Smith

Email: whitney.smith@klgates.com

and

K&L Gates LLP

300 South Tryon Street, 10th Floor

Charlotte, North Carolina 28202

Attention: Sean M. Jones

Email: sean.jones@klgates.com

Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

14.           Severability. In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

15.           Interpretation. For purposes of this Agreement, the words “hereof,” “herein,” “hereby” and other words of similar import refer to this Agreement as a whole unless otherwise indicated. Whenever the singular is used herein, the same shall include the plural, and whenever the plural is used herein, the same shall include the singular, where appropriate. The term “including” means “including but not limited to.” The word “or” shall not be exclusive. Whenever used in this Agreement, the masculine gender shall include the feminine and neutral genders. All references herein to Articles, Sections, Subsections, Paragraphs and Exhibits shall be deemed references to Articles and Sections and Subsections and Paragraphs of, and Exhibits to, this Agreement unless the context shall otherwise require. Any reference herein to any statute, agreement or document, or any section thereof, shall, unless otherwise expressly provided, be a reference to such statute, agreement, document or section as amended, modified or supplemented (including any successor section) and in effect from time to time. All terms defined in this Agreement shall have the defined meaning when used in any Exhibit, Schedule, certificate or other documents attached hereto or made or delivered pursuant hereto unless otherwise defined therein. The parties acknowledge and agree that, except as specifically provided herein, they may pursue judicial remedies at law or in equity in the event of a dispute with respect to the interpretation or construction of this Agreement. This Agreement shall be interpreted and enforced in accordance with the provisions hereof without the aid of any canon, custom or rule of law requiring or suggesting construction against the party causing the drafting of the provision in question.

16.           No Third-Party Beneficiary. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

17.           Suits. Any legal suit, action or proceeding arising out of, or based upon, this Agreement or the transactions contemplated hereby, may be instituted in any state or federal court located in the Borough of Manhattan, New York, New York (each, a “New York Court”), and each party hereby waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have, to the laying of venue of any such proceeding and submits to the exclusive jurisdiction of such courts in any such legal suit, action or proceeding. Each party hereby waives irrevocably any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution), in any legal suit, action or proceeding against it arising out of, or based upon, this Agreement or the transactions contemplated hereby, that is instituted in any New York Court. Process in any such legal suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

18.           WAIVER OF JURY TRIAL. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or based upon this Agreement, THE SECURITIES or the transactions contemplated hereby.

19.           Survival. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the Notes.

[Signature Pages to Follow]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

COMPANY:

TELIGENT, INC.

By:
Name:
Title:

SUBSIDIARY GUARANTORS:

TELIGENT PHARMA, INC.

By:
Name:
Title:

IGEN, INC.

By:
Name:
Title:

TELIGENT CANADA INC.

By:
Name:
Title:

[Signature Page to the Note Purchase Agreement]

Accepted as of the date hereof:

[Insert Purchaser’s Signature Block]

Print or Type:
Name of Purchaser
(Institution)

Address of Purchaser’s Executive Offices

Name of Individual representing Purchaser (if an Institution)

Title of Individual representing Purchaser (if an Institution)
$
Aggregate Principal Amount of Notes to Be Purchased

Signature by:	Individual representing Purchaser:

Address:
Telephone:
Facsimile:
Email:

*** Please note that if you are sub-allocating to multiple funds,

you must execute a signature page for each fund. ***

ANNEX A

Teligent, Inc.

Purchaser Questionnaire

Pursuant to Section 3(b) of the Note Purchase Agreement, please provide us with the following information:

Legal Name of Purchaser (i.e., Fund Name):
Address of Purchaser:

Attention:

Telephone Number:
Fax Number:

NOMINEE/CUSTODIAN (Name in which the Notes are to be registered if different than name of Purchaser):

DTC Number:

Tax I.D. Number or Social Security Number:
(If acquired in the name of a nominee/custodian, the taxpayer I.D. number of such nominee/custodian)

Person to Receive Copies of Transaction Documents:

A-1

Name:
Telephone Number:
Email:

Operations Contacts:

Primary:
Telephone Number:
Email:

Secondary:
Telephone Number:
Email:

The Purchaser must be a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.

*** Please note that if you are sub-allocating to multiple funds, you must complete one of these forms for each fund.

A-2

EXHIBIT A

Form of Series A Exchange Agreement

See attached.

Exhibit A-1

EXHIBIT B

Form of Series B Exchange Agreement

See attached.

Exhibit B-1

EXHIBIT C

Form of Indenture

See attached.

Exhibit C-1

EXHIBIT D

Form of First Lien Credit Agreement Amendment

See attached.

Exhibit D-1

EXHIBIT E

Form of Second Lien Credit Agreement Amendment

See attached.

Exhibit E-1

EXHIBIT F

Form of Subordination Agreement

See attached.

Exhibit F-1

EXHIBIT G-1

Form of Security Agreement

See attached.

Exhibit G-1-1

EXHIBIT G-2

Form of Canadian Security Agreement

See attached.

Exhibit G-2-1

EXHIBIT H

Form of Perfection Certificate

See attached.

Exhibit H-1

EXHIBIT I

Form of Officer’s Certificate

See attached.

Exhibit I-1

EXHIBIT J

Form of Solvency Certificate

See attached.

Exhibit J-1